UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 20, 2006, Alexander & Baldwin, Inc. (“A&B”) entered into a three-year unsecured note purchase and private shelf agreement, dated as of April 19, 2006, (“Agreement”) with Prudential Investment Management, Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Gibraltar Life Insurance Co., Ltd., and The Prudential Insurance Company, Ltd. (individually and collectively, “Prudential”) under which A&B may issue notes to Prudential in an aggregate amount up to $400,000,000 less the sum of all principal amounts then outstanding on any notes issued by A&B or any of its subsidiaries to Prudential and the amount of any such notes then committed to be purchased by Prudential.  The Agreement is more fully described in a Form 8-K filed with the Securities and Exchange Commission on April 21, 2006.

On February 20, 2009, A&B and Prudential amended the Agreement to extend the maturity date of the Agreement from April 19, 2009 to April 19, 2012, effective as of March 8, 2009.  The amendment is attached hereto as Exhibit 10.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

10.1            Amendment, dated March 8, 2009, to Note Purchase and Private Shelf Agreement among Alexander & Baldwin, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Gibraltar Life Insurance Co., Ltd., and The Prudential Insurance Company, Ltd., dated as of April 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2009

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President
Chief Financial Officer and Treasurer